                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                       STATEMENT OF ELIGIBILITY UNDER THE
                  TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

    Check if an application to determine eligibility of a trustee pursuant to
                           Section 305(b)(2) ________

                             ----------------------

                             AMSOUTH BANK OF ALABAMA
               (Exact name of trustee as specified in its charter)

                 Alabama                                 63-0073530
       (State of incorporation if                     (I.R.S. Employer
        not a U.S. national bank)                   Identification Number)

       1900 Fifth Avenue North                           35203
         Birmingham, Alabama                           (Zip Code)
  (Address of principal executive offices)

                                Stephen A. Yoder
                             AmSouth Bank of Alabama
                                 Law Department
                                 P.O. Box 11007
                           Birmingham, Alabama  35288
                                 (205) 326-5319
            (name, address and telephone number of agent for service)

                             ----------------------

                           PROTECTIVE LIFE CORPORATION
               (Exact name of obligor as specified in its charter)

                 Delaware                                95-2492236
       (State or other jurisdiction                   (I.R.S. Employer
     of incorporation or organization)              Identification Number)

       2801 Highway 280 South                            35223
         Birmingham, Alabama                           (Zip Code)
  (Address of principal executive offices)

                             ----------------------

                          Subordinated Debt Securities
                       (Title of the indenture securities)

Item 1.   General Information.

          Furnish the following information as to the trustee -

          (a) Name and address of each examining or supervising authority to which it is subject.

          State of Alabama, Superintendent of Banks, Montgomery, Alabama 36130 Federal Reserve Bank, Atlanta Georgia 30303
          Federal Deposit Insurance Corporation, Washington, D.C. 20429

          (b) Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2.   Affiliations with the obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          None.

Item 3.   Voting securities of the trustee.

          Not applicable.

Item 4.   Trusteeships under other indentures.

          If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding furnish the following information:

          (a) Title of the securities outstanding under each such other indenture.

          Protective Life Corporation 9% Subordinated Debentures
          Series A Due June 30, 2024

          (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

          No conflicting interest exists because there is not and had not been any default under such other indenture. The indenture securities will rank pari passu with the securities under such other indenture.

Item 5. Interlocking directorates and similar relationships with the obligor or underwriters.

          Not applicable.

Item 6. Voting securities of the trustee owned by the obligor or its officials.

          Not applicable.

Item 7. Voting securities of the trustee owned by underwriters or their officials.

          Not applicable.

Item 8.   Securities of the obligor owned or held by the trustee.

          Not applicable.

Item 9.   Securities of underwriters owned or held by the trustee.

          Not applicable.

Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

          Not applicable.

Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent of more of the voting securities of the obligor.

          Not applicable.

Item 12.  Indebtedness of the Obligor to the Trustee.

          Not applicable.

Item 13.  Defaults by the Obligor.

          (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

          There is not and has not been any such default.

          (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

          There has not been any such default.

Item 14.  Affiliations with the Underwriters.

          Not applicable.

Item 15.  Foreign Trustee.

          Not applicable.

Item 16.  List of Exhibits

          The additional exhibits listed below are filed herewith; exhibits, if any, identified in parentheses are on file with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission's Rule of Practice.

     1. A copy of the articles of incorporation of the trustee as now in effect (Exhibit 1 to Form T-1, Registration No. 33-89756).

     2. A copy of the certificate of authority of the trustee to commence business and to exercise trust powers (Exhibit 2 to Form T-1, Registration No. 33-89756).

     3.   See Exhibit 2 to Form T-1.

     4. A copy of the existing bylaws of the trustee (Exhibit 3 to Form T-1, Registration No. 33-89756).

     5.   Not applicable.

     6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended.

     7. A copy of the latest report of condition of the trustee as of the close of business on December 31, 1996 published pursuant to the requirements of its supervising or examining authority.

     8.   Not applicable.

     9.   Not applicable.

                                    SIGNATURE


     Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, AmSouth Bank of Alabama, a corporation organized and existing under the laws of the State of Alabama, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Birmingham, State of Alabama on the 23rd day of April, 1997.


                                        AMSOUTH BANK OF ALABAMA

                                        BY   /s/Charles S. Northen, IV
                                             -----------------------------------
                                             Charles S. Northen, IV
                                             Vice President
                                             and Corporate Trust Officer

                                    EXHIBIT 6

                               CONSENT OF TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of Subordinated Debt Securities by Protective Life Corporation, we hereby consent that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request thereof.

     Dated April 23, 1997


                                        AMSOUTH BANK OF ALABAMA

                                        BY   /s/Charles S. Northen, IV
                                             -----------------------------------
                                             Charles S. Northen, IV
                                             Vice President
                                             and Corporate Trust Officer

Exhibit 7

AMSOUTH BANK OF ALABAMA        Call Date: 12/31/96  State #: 01-0320  FFIEC 031
P.O. BOX 11007                 Vendor ID: D         Cert: 02782       Page RC-1
BIRMINGHAM, AL 35288           Transit Number: 62000019                      11
Transmitted to EDS as 0030182 on 01/30/97 at 20:27:04 CST

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC -  Balance Sheet

                                                                         C400 -
                                                     Dollar Amounts in Thousands
--------------------------------------------------------------------------------
ASSETS
1.  Cash and balances due from depository            RCFD
    institutions (from Schedule RC-A):               ----
    a. Noninterest-bearing balances and currency
       and coin (1)______________________________    0081. .    474,687    1.a
    b. Interest-bearing balances (2)_____________    0071. .          6    1.b
2.  Securities:
    a. Held-to-maturity securities (from Schedule
       RC-B, column A)___________________________    1754. .  1,121,454    2.a
    b. Available-for-sale securities (from
       Schedule RC-B, column D)__________________    1773. .    962,933    2.b
3.  Federal funds sold and securities purchased
    under agreements to resell in domestic offices
    of the bank and of its Edge and Agreement
    subsidiaries, and in IBFs:
    a. Federal funds sold________________________    0276. .    505,600    3.a
    b. Securities purchased under agreements to
       resell____________________________________    0277. .     31,569    3.b
4.  Loans and lease financing receivables:
    a. Loans and leases, net of
       unearned income            RCFD
       (from                      ----
       Schedule RC-C)___________  2122. .  6,960,685             . . . . . 4.a
    b. LESS: Allowance for Loan
       and lease losses_________  3123. .     91,991             . . . . . 4.b
    c. LESS: Allocated transfer
       risk reserve_____________  3128. .          0             . . . . . 4.c
    d. Loans and Leases, net of
       unearned income, allowance,
       and reserve (item 4.a minus
       4.b and 4.c)______________________________    2125. .  6,866,694    4.d
5.  Trading assets (from Schedule RC-D)__________    3545. .      3,879    5.
6.  Premises and fixed assets (including
    capitalized leases)__________________________    2145. .    178,242    6.
7.  Other real estate owned (from Schedule
    RC-M)________________________________________    2150. .      2,729    7.
8.  Investments in unconsolidated subsidiaries
    and associated companies (from Schedule
    RC-M)________________________________________    2130. .     12,226    8.
9.  Customers' liability to this bank on
    acceptances outstanding______________________    2155. .      2,705    9.
10. Intangible assets (from Schedule RC-M)_______    2143. .     13,319   10.
11. Other assets (from Schedule RC-F)____________    2160. .    174,169   11.
12. Total assets (sum of items 1 through 11)_____    2170. . 10,352,212   12.

----------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Exhibit 7

AMSOUTH BANK OF ALABAMA        Call Date: 12/31/96  State #: 01-0320  FFIEC 031
P.O. BOX 11007                 Vendor ID: D         Cert: 02782       Page RC-2
BIRMINGHAM, AL 35288           Transit Number: 62000019                      12
Transmitted to EDS as 0030182 on 01/30/97 at 20:27:04 CST

Schedule RC  -  Continued

                                                     Dollar Amounts in Thousands
--------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
   a. In domestic offices (sum of totals             RCON
      of columns A and C from                        ----
      Schedule RC-E, part I)_____________________    2200. .  6,786,091   13.a
                                   RCON
                                   ----
      (1) Noninterest-bearing (1)_ 6631. . 1,403,029           . . . . . .13.a.1
      (2) Interest-bearing________ 6636. . 5,383,062           . . . . . .13.a.2
                                                     RCFN
                                                     ----
   b. In foreign offices, Edge and Agreement
      subsidiaries, and IBFs (from Schedule
      RC-E, part II)_____________________________    2200         7,004   13.b
                                  RCFN
                                  ----
      (1) Noninterest-bearing____ 6631. .          0           . . . . . .13.b.1
      (2) Interest-bearing_______ 6636. .      7,004           . . . . . .13.b.2
14. Federal funds purchased and securities sold
    under agreements to repurchase in domestic
    offices of the bank and of Edge and
    Agreement subsidiaries, and in IBFs:             RCFD
                                                     ----
    a. Federal funds purchased___________________    0278. .  1,395,417   14.a
    b. Securities sold under agreements to
       repurchase________________________________    0279. .    396,667   14.b
                                                     RCON
15. a. Demand notes issued to the U.S.               ----
       Treasury__________________________________    2840. .    185,082   15.a
                                                     RCFD
                                                     ----
    b. Trading liabilities (from Schedule RC-D)__    3548. .          4   15.b

16. Other borrowed money:
    a. With a remaining maturity of one year or
       less______________________________________    2332. .     21,398   16.a
    b. With a remaining maturity of more than
       one year__________________________________    2333. .    552,035   16.b
17. Mortgage indebtedness and obligations under
    capitalized leases___________________________    2910. .          0   17.
18. Bank's liability on acceptances executed and
    outstanding__________________________________    2920. .      2,705   18.
19. Subordinated notes and debentures____________    3200. .          0   19.
20. Other liabilities (from Schedule RC-G)_______    2930. .    145,430   20.
21. Total liabilities (sum of items 13 through
    20)__________________________________________    2948. .  9,491,833   21.
22. Limited-life preferred stock and related
    surplus______________________________________    3282. .          0   22.

EQUITY CAPITAL
                                                     RCFD
                                                     ----
23. Perpetual preferred stock and related surplus    3838. .          0   23.
24. Common stock_________________________________    3230. .     16,050   24.
25. Surplus (exclude all surplus related to
    preferred stock)_____________________________    3839. .    273,121   25.
26. a. Undivided profits and capital reserves____    3632. .    561,132   26.a
    b. Net unrealized holding gains (losses) on
       available-for-sale securities_____________    8434. .     10,076   26.b
27. Cumulative foreign currency translation
    adjustments__________________________________    3284. .          0   27.
28. Total equity capital (sum of items 23 through
    27)__________________________________________    3210. .    860,379   28.
29. Total liabilities, limited-life preferred
    stock, and equity capital (sum of items 21,
    22, and 28)__________________________________    3300. . 10,352,212   29.

Memorandum

To be reported only with the March Report of
Condition.
1.  Indicate in the box at the right the number of
    the statement below that best describes the
    most comprehensive level of auditing work
    performed for the bank by independent            RCFD      NUMBER
    external auditors as of any date during          ----      ------
    1995_________________________________________    6724. .     N/A       M.1

1 = Independent audit of the bank       4 = Directors' examination of the bank
    conducted in accordance with            performed by other external auditors
    generally accepted auditing             (may be required by state chartering
    standards by a certified public         authority)
    accounting firm which submits a     5 = Review of the bank's financial
    report on the bank                      statements by external auditors
2 = Independent audit of the bank's     6 = Compilation of the bank's financial
    parent holding company conducted        statements by external auditors
    in accordance with generally        7 = Other audit procedures (excluding
    accepted auditing standards by a        tax preparation work)
    certified public accounting firm    8 = No external audit work
    which submits a report on the
    consolidated holding company (but
    not on the bank separately)
3 = Directors' examination of the bank
    conducted in accordance with
    generally accepted auditing
    standards by a certified public
    accounting firm (may be required
    by state chartering authority)

----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.